EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

SVB Financial Group:

We consent to the incorporation by reference in the registration statements (Nos. 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, and 033-60467) on Form S-8 and registration statements on Form S-3 (Nos. 333-169374, 333-163135, 333-156613, and 333-109312) of SVB Financial Group (the “Company”) of our reports dated February 25, 2011, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of the Company.

/s/ KPMG LLP

San Francisco, California

February 25, 2011